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                                                                Exhibit 10.16(c)



                                AMENDMENT TO THE
             CHARTER COMMUNICATIONS, INC. 2001 STOCK INCENTIVE PLAN

        This Amendment to the Charter Communications, Inc. 2001 Stock Incentive Plan, as amended through the date hereof (the "Plan"), is effective as of January 1, 2002.

1. Section 5.3 of the Plan is hereby amended by adding the following words to the end of the penultimate sentence:

        and, provided further, that termination for this purpose is the later of
        (x) with respect to an Optionee who upon termination of employment as an employee remains an Eligible Individual shall occur only when the Optionee is no longer an Eligible Individual and (y) or with respect to Optionee who is receiving severance payment shall occur when such payments cease, provided Optionee enters into a release in the form acceptable to the Company.

2. Section 5.4 of the Plan is amended in its entirety to read as follows:

        5.4 Vesting. Subject to Section 6.4, each Option shall entitle the Eligible Individual to purchase, in whole at any time or in part from time to time, 25% of the total number of Shares covered by the Option as of the first anniversary of the date of grant and an additional 25% of the total number of Shares covered by the Option after the expiration of each of the second, third and fourth anniversaries of the date of grant while the Optionee is an Eligible Individual; provided however, that Options (i) may vest in such other installments (which need not be equal) and at such times as may be designated by the Committee in its discretion and set forth in the Agreement, and (ii) unless the Committee provides otherwise in the Agreement, shall continue to vest only while the Optionee is an Eligible Individual. Notwithstanding the foregoing, the vesting of any Option shall continue during the period the Optionee is receiving severance payments provided Optionee enters into a release in the form acceptable to the Company. The Committee may, in its discretion, permit the continued vesting or accelerate the vesting of any Option or portion thereof at any time.

3. Section 6.1 is amended by replacing the first sentence thereof with the following:

        Notwithstanding any other provision contained in this Plan, in the event of a Change in Control, any unvested Options issued under this Plan to an Optionee who is an employee of the Company or a Subsidiary or Affiliate of the Company shall vest and become fully exercisable, subject to the provisions of Section 12.2, upon (i) the termination by the Company, Subsidiary, or Affiliate of the Optionee's employment other than for Cause or (ii) the termination of the Optionee's employment for Good Reason, during the 12-month period following the Change in Control.

The terms of the Plan shall remain in full force and effect without modification or amendment except as expressly set forth herein.